Exhibit 10.55
FORM OF
SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Agreement”), dated as of , 2015, is by and between, Coty Inc., a Delaware corporation (the “Company”) and (the “Subscriber”) and collectively as “Parties”.
RECITALS
WHEREAS, the Company and the Subscriber desire to enter into this Agreement to obligate the Subscriber to acquire shares of preferred stock of the Company (as described below) to be delivered to the Subscriber pursuant to the terms hereof and the Coty Inc. Equity and Long-Term Incentive Plan (the “Plan”).
WHEREAS, the Company desires to issue and sell to Subscriber, and Subscriber desires to purchase from the Company, shares of Series A Preferred Stock of the Company (the “Shares”), with the terms and conditions substantially as set forth in that Certificate of Designations filed with the Secretary of State of the State of Delaware relating to the Shares, including the various and several voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof set forth in Annex A hereto, for an aggregate cash payment equal to $ (the “Purchase Price”), subject to the terms and conditions described herein.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
PURCHASE AND SALE
Section 1.1    Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company agrees to issue and sell to the Subscriber, and the Subscriber agrees to purchase from the Company, the Shares for an aggregate cash purchase price equal to the Purchase Price.Closing.
(a)    The sale and purchase of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Coty Inc. in New York, New York, on , at , or at such other place or at such other time or on such other date as the Company and the Subscriber mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”
(b)    At the Closing, the Company shall deliver to the Company’s transfer agent (the “Transfer Agent”) an instruction letter authorizing and directing the Transfer Agent to record in the share register of the Company book entry positions representing the Shares issued in the name of the Subscriber.
(c)     At the Closing, each Subscriber shall deliver to the Company, the applicable Purchase Price in cash.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Subscriber as follows:
Section 2.1    Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite power, right and authority to carry on its business as now conducted.
Section 2.2    Share Issuance. The Shares to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be free and clear of all liens and other encumbrances, duly and validly issued and will be fully paid and non-assessable and free from preemptive rights.
Section 2.3    Authority. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and is legal, valid, binding and enforceable upon and against the Company.
Section 2.4    No Conflict; Required Filings and Consents. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate any provision of the certificate of incorporation or bylaws (or similar organizational documents) of the Company; (b) violate any federal, state or local statute, law, regulation, order, injunction or decree (“Law”); or (c) require any consent or approval of any person, including any registration or filing with, or notice to any federal, state or local governmental authority or any agency or instrumentality thereof (a “Governmental Authority”).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER
Each Subscriber, severally as to itself only and not jointly as to or with anyone else, hereby represents and warrants to the Company as follows:
Section 3.1    Authority and Enforceability. The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
Section 3.2    Legends. The Subscriber understands and agrees that the certificates for the Shares, if any, shall bear substantially the following legend until such Shares shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and effectively disposed of in accordance with a registration statement that has been declared effective, and that the Company has no intention of registering such Shares pursuant to the Securities Act:
[THE SHARES REPRESENTED BY THIS [CERTIFICATE/STATEMENT] ARE RESTRICTED FROM SALE, TRANSFER, EXCHANGE OR ASSIGNMENT, EXCEPT PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (I) TO THE COMPANY, (II) BY THE LAWS OF DESCENT AND

DISTRIBUTION, OR (III) UPON RECEIPT OF A WRITTEN OPINION OF COUNSEL TO THE COMPANY OR THE COMPANY’S SECRETARY AND GENERAL COUNSEL.]
Section 3.3    No Conflict; Required Filings and Consents. The execution, delivery and performance by the Subscriber of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not and will not (a) violate any Law, or (b) require any consent or approval of any person, including any registration or filing with, or notice to any Governmental Authority.
Section 3.4    Resale; Accredited Investor. The Subscriber is acquiring the Shares solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Shares. The Subscriber is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and a sophisticated purchaser who has made its own independent investigation, review and analysis of the transactions contemplated hereby. The Subscriber has been furnished with all information (or provided access to all information) regarding the attributes of the Shares for which it is subscribing and the merits and risks of an investment in such Shares that it requested to evaluate the investment in such Shares. The Subscriber is relying solely on the representations, warranties and agreements of the Company contained in this Agreement, and agrees that at no time was it presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.
ARTICLE IV
GENERAL PROVISIONS
Section 4.1    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.
Section 4.2    Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a party shall be valid only if set forth in writing by such party.
Section 4.3    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by facsimile, e‑mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the party to receive such notice, or to such other address as may be designated in writing by such party.
Section 4.4    Entire Agreement. This Agreement, together with the Plan, constitute the entire agreement, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.
Section 4.5    Third-Party Beneficiaries. Nothing in this Agreement shall confer upon any person other than the parties and their respective successors and permitted assigns any right of any nature.
Section 4.6    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
Section 4.7    Award Subject to Plan; Administration. This Agreement is and shall be construed as an “Other Stock-Based Award” granted to Subscriber pursuant to the Plan (as such term is defined therein). The Remuneration and Nominating Committee of the Board of Directors of Coty, Inc. (the “Committee”) administers the Plan and shall administer this Agreement as an award under the Plan. The Subscriber’s rights under this Agreement are expressly subject to the terms and conditions of the Plan, including any guidelines the Committee adopts from time to time. The Subscriber hereby acknowledges receipt of a copy of the Plan.
Section 4.8    Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 4.9    Assignment; Successors. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Company may assign this Agreement to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon the parties and their respective successors and assigns. For the purposes of this Agreement, the term “Affiliate” shall mean any entity controlling, controlled by or under common control with the named party.
Section 4.10    Severability. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
Section 4.11    Counterparts. This Agreement may be executed in counterparts, including electronic transmission and facsimile counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COTY INC.		Address for Notices:
By:
Name:
Title:

SUBSCRIBER		Address for Notices:
By:
Name:
Title: